                                                                      Exhibit 21

                              LIST OF SUBSIDIARIES

Name                                State of Organization                       Percentage Owned
----                                ---------------------                       ----------------
Odd Job Holdings, Inc.              Delaware                                    100%

Odd Job Acquisition Corp.           Delaware                                    100%(1)

ZS Peddlers Mart, Inc.              Delaware                                    100%(2)

Odd Job Trading Corp.               New York                                    100%(2)

HIA Trading Associates              New York                                    100%(3)

Central Processing Associates       New York                                    100%(3)

VCM, Ltd.                           Ohio                                         50%

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(1)      Wholly-owned subsidiary of Odd Job Holding, Inc.
(2)      Wholly-owned subsidiary of Odd Job Acquisition Corp.
(3)      General Partnership with Odd Job Acquisition Corp.
               and Odd Job Trading Corp. as partners.